Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Omnibus Incentive Plan, 2021 Employee Share Purchase Plan, 2020 Equity Incentive Plan, and Amended and Restated 2013 Stock Plan of Robinhood Markets, Inc. of our report dated March 22, 2021, with respect to the consolidated financial statements of Robinhood Markets, Inc. included in the Registration Statement (Form S-1 No. 333-257602) and related Prospectus of Robinhood Markets, Inc. filed with the Securities and Exchange Commission.
San Jose, California
July 29, 2021